MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
STRATEGIC INITIATIVES ANNOUNCED

New Berlin, WI (January 9, 2007). Merchants & Manufacturers Bancorporation, Inc. (“Merchants”) announced today they will embark on a series of strategic initiatives that will reduce debt, increase efficiency and should ultimately enhance shareholder value.

On December 28th, Merchants entered into a sale and leaseback agreement of the facility that serves as our headquarters. The sale allowed us to decrease parent company debt and we expect a positive earnings impact in future years.

On January 4th, Merchants entered into a definitive agreement to sell certain assets of one of our subsidiary banks, Fortress Bank Minnesota, to the Eastwood Bank of Rochester, MN. As a result of the transaction, Eastwood Bank will purchase $43 million in deposits and $25 million in loans. The remaining assets will be sold or absorbed into other Merchants subsidiaries. Merchants will utilize the proceeds from the sale to reduce parent company debt and we expect the transaction to be accretive to earnings per share. The acquisition is subject to regulatory approval, which is expected to allow for the transaction to take place by April of 2007.

In the second quarter of 2007, Merchants expects to combine two of our banks, Lincoln State Bank and Franklin State Bank. Both banks currently serve the greater Milwaukee marketplace. Similar to the combination of Lincoln State Bank and Lincoln Community Bank in 2002, we expect the combination to be seamless to our customers while allowing the combined institution to be more efficient than as separate entities.

Michael J. Murry, Chairman, stated, “During the second half of 2006 the Board of Directors held a series of strategic planning meetings of which several actions were recommended and approved. While more changes will be announced as it becomes appropriate, the transactions we are announcing today are important as we believe the changes will allow us to become more efficient and better utilize our capital going forward. ”

Merchants & Manufacturers Bancorporation, Inc. is a financial holding company headquartered in New Berlin, Wisconsin, a suburb of Milwaukee. Through our Community Financial Group network, we operate seven banks in Wisconsin (Community Bank Financial, Fortress Bank, Franklin State Bank, Grafton State Bank, Lincoln State Bank, The Reedsburg Bank and Wisconsin State Bank), one bank in Minnesota (Fortress Bank Minnesota) and one bank in Iowa (Fortress Bank Cresco). Our banks are separately chartered with each having its own name, management team, board of directors and community commitment. Together, our banks operate 48 offices in the communities they serve with more than 100,000 clients and total assets of $1.5 billion. In addition to traditional banking services, our Community Financial Group network also provides our clients with a full range of financial services including investment and insurance products, residential mortgage services, private banking capabilities and tax consultation and tax preparation services. Merchants’ shares trade on the “bulletin-board” section of the NASDAQ Stock Market under the symbol “MMBI.”

continued on page 2

Merchants & Manufacturers Bancorporation, Inc.

Press Release - 01/09/07

Certain statements contained in this press release constitute or may constitute forward-looking statements about Merchants which we believe are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This release contains forward-looking statements concerning the Corporation’s prospects that are based on the current expectations and beliefs of management. When used in written documents, the words anticipate, believe, estimate, expect, objective and similar expressions are intended to identify forward-looking statements. The statements contained herein and such future statements involve or may involve certain assumptions, risks and uncertainties, many of which are beyond the Corporation’s control, that could cause the Corporation’s actual results and performance to differ materially from what is expected. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following factors could impact the business and financial prospects of the Corporation: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; disintermediation; the cost of funds; general market rates of interest; interest rates or investment returns on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Corporation’s loan and investment portfolio; and the result of the Corporation's discussions with the WDR. Such uncertainties and other risk factors are discussed further in the Corporation's filings with the Securities and Exchange Commission. The Corporation undertakes no obligation to make any revisions to forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

For more information contact:

Michael J. Murry, Chairman of the Board of Directors - (414) 425-5334